EXHIBIT 10.6

SECOND AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT

This SECOND AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of March 14, 2012, by and between BGS Acquisition Corp., a British Virgin Islands business company (the “Company”), having its principal place of business at BGS Group International, Olazabal 1150, Ciudad Autonoma de Buenos Aires Argentina 1428 and each of the individuals listed on Schedule A (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company entered into that certain amended and restated warrant purchase agreement with the Investors (the “Warrant Purchase Agreement”) for the sale and purchase of the Warrants (defined below) and wish to further amend and restate such Warrant Purchase Agreement to provide for certain change in terms;

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 3,000,000 warrants (the “Warrants”) of the Company for a purchase price of $0.75 per Warrant, with each Warrant exercisable to purchase one ordinary share of the Company, no par value (the “Ordinary Shares”), at an exercise price of $10.00 per Ordinary Share, during the period commencing on the later of: (i) one (1) year from the date of the closing of the Company’s IPO (as defined below) or (ii) thirty (30) days after the consummation of an acquisition, share exchange, contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar business combination with one or more operating businesses or assets (a “Business Combination”) and expiring on the fifth (5th) anniversary of the consummation of such Business Combination;

WHEREAS, the Investors wish to purchase the Warrants and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, the Investors hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Investors, on the Closing Date (as defined in Section 1.2), the Warrants for an aggregate purchase price of $2,250,000 (the “Purchase Price”).

1.2. Closing. The closing (the “Closing”) of the Offering, shall take place at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York, 10017 on or prior to the effective date of the registration statement relating to the Company’s initial public offering (“IPO”) of 4,000,000 units consisting of Ordinary Shares and warrants (the “Closing Date”).

1.3. Delivery of the Purchase Price. At least one business day prior to the Closing Date, each Investor agrees to deliver the Purchase Price for the number of Warrants, each as set forth next to such Investor’s name on Schedule A, by certified bank check or wire transfer of immediately available funds denominated in United States Dollars either: (i) to Ellenoff Grossman & Schole LLP, which is hereby irrevocably authorized to deposit such funds at least one business day prior to the Closing to the trust account which will be established for the benefit of the Company’s public shareholders, managed pursuant to that certain Investment Management Trust Agreement to be entered into by and between the Company and a trustee and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account ”) or (ii) directly into the Trust Account.  If the IPO is not consummated, the Purchase Price received from such Investor shall be returned to Investor as soon as practicable by certified bank check or wire transfer of immediately available funds denominated in United States Dollars.

1.4. Delivery of Warrant Certificate.  Upon delivery of the Purchase Price in accordance with Section 1.3, each Investor shall become irrevocably entitled to receive a warrant certificate representing the number of Warrants set forth next to such Investor’s name on Schedule A; provided however, if the Company notifies the Investors that the IPO will not be consummated and the Purchase Price will be returned in accordance with the last sentence of Section 1.3, the Company shall have no obligation to provide any such certificate representing the Warrants to the Investors.

2. Representations and Warranties of Investor

Each Investor represents and warrants to the Company, solely as to himself, that:

2.1. No Government Recommendation or Approval. Investor understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, the Offering or the Ordinary Shares underlying the Warrants (the “Warrant Shares ” and, collectively with the Warrants, the “Securities”).

2.2. Authority.   This Agreement has been validly executed and delivered by Investor and upon execution and delivery by Investor, this Agreement is a legal, valid and binding agreement of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3. Private Offering.  Investor represents that it is (a) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (b) not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act.  Investor acknowledges that the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law or to a non-U.S. Person under Regulation S.

2.4. No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i)  any agreement, indenture or instrument to which Investor is a party or (ii) any law, statute, rule or regulation to which Investor is subject, or any agreement, order, judgment or decree to which Investor is subject.

2.5. No Legal Advice from Company.  Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Investor’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.6. Access to Information; Independent Investigation.  Prior to the execution of this Agreement, Investor has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.  In determining whether to make this investment, Investor has relied solely on Investor’s own knowledge and understanding of the Company and its business based upon Investor’s own due diligence investigation and the information furnished pursuant to this paragraph.  Investor understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Investor has not relied on any other representations or information in making his investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.7. Reliance on Representations and Warranties.  Investor understands the Warrants are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.8. No Advertisements.  Investor is not subscribing for the Warrants as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.9. Legend.  Investor acknowledges and agrees the certificates evidencing the Warrants and the Warrant Shares shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for the Company, is available.

2.10. Experience, Financial Capability and Suitability.  Investor is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of his investment in the Securities and (ii) able to bear the economic risk of his investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.  Investor has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests.  Investor must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.  Investor is able to bear the economic risks of an investment in the Securities and to afford a complete loss of Investor’s investment in the Securities.

2.11. Investment Purposes.  Investor is purchasing the Securities solely for investment purposes, for Investor’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and Investor has no present arrangement to sell the interest in the Securities to or through any person or entity.

2.12. Restrictions on Transfer.  Investor acknowledges and understands the Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Securities have not been registered under the Securities Act, and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144 ”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that if any transfer of his Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or another available exemption from registration, Investor agrees it will not resell the Securities. Investor further acknowledges that because the Company is a shell company Rule 144 may not be available to Investor for the resale of the Securities until the one year anniversary following the consummation of the initial Business Combination of the Company and the filing of the applicable “Form 10 Information” in respect of such initial Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

3. Representations and Warranties of the Company

The Company represents and warrants to each Investor that:

3.1. Valid Issuance of Share Capital. The total number of all classes of share capital which the Company has authority to issue is (i) an unlimited number of Ordinary Shares and (ii) an unlimited number of preferred shares consisting of Classes A through E.  As of the date hereof, the Company has issued 1,533,333 Ordinary Shares (of which 200,000 of such Ordinary Shares are subject to forfeiture as described in the registration statement related to the IPO) and no preferred shares issued and outstanding.  All of the issued shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each of the Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Investors will have or receive good title to the Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) any transfer restrictions hereunder and under the other agreements contemplated hereby and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company has been duly incorporated and is validly existing as a British Virgin Islands business company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants and the Warrant Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes, and upon the execution and delivery thereof, the Warrants and the Warrant Agreement will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Memorandum and Articles of Association, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any Securities and Exchange Commission, state or foreign securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Warrants or the Warrant Shares in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by an Investor, in the name of such Investor.  The Securities will bear the following or substantially similar Legend and appropriate “stop transfer” instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED UNTIL THIRTY DAYS AFTER BGS ACQUISITION CORP. (THE “COMPANY”) COMPLETES ITS BUSINESS COMBINATION (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO HEREIN) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT EXECUTED BY THE COMPANY.

4.2. Investor’s Compliance. Nothing in this Section 4 shall affect in any way Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities.  The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

4.4. Registration Rights.  Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into with the Company on or prior to the closing of the IPO.

5. Lockup

The Warrants will be subject to a lockup described in that certain Insider Letter to be entered into on or prior to the effective date of the registration statement relating to the IPO between each Investor and the Company pursuant to which the Warrants shall not be transferable, saleable or assignable until thirty (30) days following the consummation of a Business Combination, subject to certain limited exceptions.

6. Securities Laws Restrictions

Investor agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

7. Waiver of Liquidation Distributions

In connection with the Securities purchased pursuant to this Agreement, Investor hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account. In no event will any Investor have the right to exercise any Warrants prior to the later of: (i) one year from the date of the closing of the IPO or (ii) thirty (30) days following the consummation of a Business Combination.

8. Forfeiture of Warrants

8.1. Failure to Consummate Business Combination. The Warrants shall be forfeited to the Company upon the liquidation of the Trust Account in the event a Business Combination is not consummated within 18 months from the date of the closing of the IPO.

8.2. Termination of Rights. If the Warrants are forfeited in accordance with this Section 8, then after such time Investor (or his successor in interest), shall no longer have any rights as a holder of such Warrants, and the Company and/or its agents shall take such action as is appropriate to cancel such Warrants on the books and records of the Company.

9. Rescission Right Waiver and Indemnification

9.1. Rescission Waiver.  Each Investor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Warrants.  In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the Investors may have a right to rescind the purchase of the Warrants.  In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, each Investor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his purchase of the Warrants.  Each Investor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to Investor.  Investor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

9.2.   No Recourse Against Trust Account.  Each Investor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his purchase of the Warrants or any Claim that may arise now or in the future.

9.3.   Third Party Beneficiaries.  Investor acknowledges and agrees the shareholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement to the fullest extent permissible under applicable law.

9.4.   Section 9 Waiver.  Investor agrees that, to the fullest extent permissible under applicable law, to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, Investor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Investor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10. Terms of the Warrant

The Warrants shall be substantially identical to the warrants included in the units offered in the IPO as set forth in the warrant agreement to be entered into with a mutually agreeable warrant agent on or prior to the closing of the IPO (the “Warrant Agreement”), except that the Warrants: (i) will be subject to the transfer restrictions described herein, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the Warrants is registered under the Securities Act and (iii) will be non-redeemable so long as they are held by Investor or any of his permitted transferees.

11. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. Assignment; Entire Agreement; Amendment

12.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Investor to a person agreeing to be bound by the terms hereof.

12.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of any and every nature.

12.3. Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13. Notices; Indemnity

13.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid.  All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

13.2 Indemnification. Each party shall indemnify the other party against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement.

14. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

15. Survival; Severability

15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing until the date that is one (1) year following the consummation of a Business Combination.

15.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. Headings

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17. Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance.  If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

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This subscription is accepted by the Company as of the date first written above.

Very truly yours,

BGS ACQUISITION CORP.

By:	/s/Mariana Gutierrez Garcia
Name:	Mariana Gutierrez Garcia
Title :	Chief Financial Officer

Accepted and agreed,

Julio Gutierrez	/s/Julio Gutierrez
Signature

Claudia Gomez	/s/Claudia Gomez
Signature

Alan Menkes	/s/Alan Menkes
Signature

Mariana Gutierrez Garcia	/s/Mariana Gutierrez Garcia
Signature

John Grabski	/s/John Grabski
Signature

Cesar Baez	/s/Cesar Baez
Signature

SCHEDULE A

Name	Amount of Investment	No. of Warrants

Julio Gutierrez	$1,350,000	1,800,001
Claudia Gomez	$500,000	666,667
Mariana Gutierrez Garcia	$200,000	133,333
John Grabski	$250,000	333,333
Cesar Baez	$50,000	66,666